Exhibit 10.25

November 19, 2009

Synergy Acquisition Corp.

8 Cedar Street, Suite 54A

Woburn, MA 01801

Gentlemen:

This letter agreement (“Agreement”) confirms the terms and conditions of the engagement of Monroe & Company, LLC, a Delaware limited liability company (“Monroe”), by Synergy Acquisition Corp. a Delaware corporation (“Synergy” or the “Company”), to render certain consulting and administrative services (“Services”) to Synergy in connection with a possible Transaction. For the purposes of this Agreement, “Transaction” means any merger, consolidation, reorganization, business combination, joint venture or other transaction pursuant to which the Company (a) is acquired by, or combined with, a third party or (b) acquires all or a portion of the assets or capital stock of a third party (a “Prospective Target”) or (c) enters into a joint venture agreement with a third party, in each case in a single transaction or a series of transactions.

1.	Services. During the term of the engagement, Monroe agrees to provide all necessary financial and management resources in connection with closing a Transaction. The services will not be limited to financial, legal, office, travel and other related expenses, including appropriate and reasonable management related compensation requirements.

2.	Management Fees. Synergy agrees to pay Monroe a fee of $75,000 monthly for its Services.

3.	Term; Exclusivity. The term of Monroe’s engagement hereunder as the Company’s exclusive advisor shall commence on the date hereof and shall expire on the earlier of closing a Transaction or on the third anniversary of the date hereof. During the term of this Agreement, Monroe shall have the exclusive right to represent the Company in connection with providing certain consulting and administrative services. Monroe, on the other hand, shall be free to perform such services for any other party or parties at any time during and after the term of this Agreement.

4.	Indemnity. In addition to the Management Fees provided for above, the parties agree to the indemnification provisions set forth as Annex A hereto, which are incorporated herein by reference and shall be deemed to be included in this Section 1. The parties’ obligations under this Section I shall survive the termination or expiration of this Agreement.

5.	Information. The Company shall furnish, or cause to be furnished, to Monroe all information reasonably requested by Monroe for the purpose of rendering services hereunder (all such information being the “Information”). In addition, the Company agrees to make available to Monroe upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Monroe (a) will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information.

The Company agrees that all information furnished to Monroe in connection with this Agreement shall be accurate in all material respects at the time provided and that if such information, in whole or in part, becomes materially inaccurate, misleading or incomplete during the term of Monroe’s engagement hereunder, the Company shall promptly so advise Monroe in writing and correct any such inaccuracy or omission.

6.	Disclosure. Each party agrees that, except as compelled by law, it will not disclose the services or advice to be provided by Monroe under this Agreement or any Information publicly or to any third party, without the approval of the other party. Notwithstanding the above, upon the completion of a Transaction, Monroe shall be permitted to publicize the services it provided in connection with such Transaction.

7.	Governing Law: Amendments. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Delaware, without giving effect to conflict of law principles thereof. This Agreement may not be amended or modified except in writing signed by both parties.

8.	Successors. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors but may not be assigned without the prior written approval of the other party which shall not be unreasonably withheld.

9.	Entire Agreement. This Agreement, including Annex A attached hereto, sets forth the entire agreement between the parties and supersedes any prior understandings, agreements or representative between the parties, whether written or oral, with respect to the subject matter hereof.

Very truly yours,

MONROE & COMPANY, LLC

By:	/s/ James L. Monroe
James L. Monroe
Manager

Agreed to and accepted as of this 24th day of November 2009

SYNERGY ACQUISITION CORP.

By:	/s/ Neil McLaughlin
Neil McLaughlin
Duly Authorized

ANNEX A

The Company agrees to indemnify Monroe, its members, managers, employees, directors, officers, agents, affiliates and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Monroe, is referred to as an “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) (“Damages”), to which such Indemnified Party, in connection with its services to the Company or otherwise arising out of or in connection with its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act or (iii) arising out of Monroe’s engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be non-exclusive and shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Monroe or any other Indemnified Party on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the total amount of fees actually received and retained by Monroe hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party’s defense is unique or separate to it as the case may be as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company’s expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company’s counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company’s expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company’s defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Annex A shall survive the termination or expiration of this Agreement.